UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2017

NUMEREX CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-22920	11-2948749
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No)

400 Interstate North Parkway SE, Suite 1350, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 770-693-5950

______________Not Applicable______________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On August 3, 2017, Numerex Corp. (“Numerex”) issued a press release announcing the execution of an Agreement and Plan of Merger, dated as of August 2, 2017 (the “Merger Agreement”), by and among Numerex, Sierra Wireless, Inc. (“Sierra”), and Wireless Acquisition Sub, Inc., a direct wholly-owned subsidiary of Sierra (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Sierra. A copy of Numerex’s press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NUMEREX CORP.
Date: August 3, 2017	/s/ Kenneth Gayron
Kenneth Gayron
Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 3, 2017